EXHIBIT 99.1

NEWS RELEASE

Ivanhoe Energy and Shell Execute Definitive Agreement for Transfer of China’s Zitong Block

CALGARY, CANADA (October 15, 2012) – Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) announced today that its wholly owned subsidiary, Sunwing Zitong Energy (Sunwing), has signed the definitive Sale and Purchase Agreement (SPA) with Shell China Exploration and Production Co. (Shell).  The SPA enables Sunwing to transfer its participating interest in the Contract for Exploration, Development and Production in the Zitong Block, Sichuan Basin of the People’s Republic of China (Petroleum Contract) to Shell.

Sunwing’s partners in the Zitong Block are Mitsubishi Gas Chemical (MGC) and China National Petroleum Corporation (CNPC). According to the Petroleum Contract and relevant agreements, Sunwing may assign rights and/or obligations under the Petroleum Contract to any third party, provided that such an assignment is agreed to by CNPC in advance and approved by the Ministry of Commerce of the People's Republic of China (the Ministry). Additionally, CNPC and MGC must waive their right of first refusal (ROFR) in respect of such an assignment. Sunwing received MGC’s ROFR waiver on June 30, 2012 and CNPC informed Sunwing that its waiver is part of the Amendment Agreement to the Petroleum Contract (Amendment Agreement), which was signed by CNPC, Sunwing, Shell and MGC on October 9, 2012.

CNPC will now submit the transfer request to the Ministry for its review and final approval of the transaction and the related Amendment Agreement.

Ivanhoe Energy and Shell anticipate closing the transaction by the end of 2012. All previously disclosed key commercial terms remain until year-end. Additional commercial terms have been negotiated that provide Ivanhoe Energy with $85 million in consideration, should the final condition be met after December 31, 2012. If the Ministry’s approval has not been received after the expiration of twelve (12) months from the date of submission of the Amendment Agreement, the deal may be terminated.

Ivanhoe Energy continues to retain UBS as a financial advisor on this transaction.

Ivanhoe Energy is an independent international heavy oil development and production company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTLTM). Core operations are in Canada, United States, Ecuador, Mongolia, and China, with business development opportunities worldwide. Ivanhoe Energy trades on The Toronto Stock Exchange with the symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN.

For more information about Ivanhoe Energy please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements related to the completion of the transaction to assign the Company’s interest in the Zitong Block, including receipt of the remaining government approval and timing thereof, satisfaction of conditions to closing, the statements relating to Ivanhoe Energy’s strategy, future plans and the continued advancement of its projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the ability to obtain all required approvals and the timing thereof, the risk associated with doing business in foreign countries and other risks disclosed in Ivanhoe Energy's 2011 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:

Hilary McMeekin Manager, Corporate Communications Ivanhoe Energy 1 (403) 817 1108 hmcmeekin@ivanhoeenergy.com